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                             Eaton Vance Management
                                24 Federal Street
                                Boston, MA 02110
                            Telephone: (617) 482-8260
                            Telecopy: (617) 338-8054




                                           December 21, 1998

Investors Bank & Trust Company
200 Clarendon Street
Boston, MA  02116

         RE:      MASTER CUSTODIAN AGREEMENT

Gentlemen and Mesdames:

     For good and valuable consideration, the undersigned investment companies hereby agree to amend our Master Custodian Agreement by adding the following paragraph:

         ADVANCES BY THE BANK. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Fund payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such secured loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness or the extent required by law, whichever is greater, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in the Bank's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Fund on the Bank's books.

This letter agreement is intended to include all other funds that become a party to the Master Custodian Agreement unless we notify you otherwise at the commencement of operations of a fund.

                                   Sincerely,



                                   /s/ James L. O'Connor
                                   -----------------------------
                                   James L. O'Connor, Treasurer
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          Eaton Vance Advisers Senior-Floating Rate Fund
          Eaton Vance Growth Trust
             (except Eaton Vance Greater China Growth Fund) Eaton Vance Investment Trust
          Eaton Vance Municipals Trust
             (except Eaton Vance National Municipals Fund)
          Eaton Vance Municipals Trust II
          Eaton Vance Mutual Funds Trust
          Eaton Vance Prime Rate Reserves
          Eaton Vance Series Trust
          Eaton Vance Special Investment Trust
          EV Classic Senior Floating-Rate Fund
          Alabama Municipals Portfolio
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          California Limited Maturity Municipals Portfolio
          Cash Management Portfolio
          Colorado Municipals Portfolio
          Connecticut Municipals Portfolio
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          Emerging Markets Portfolio
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          Georgia Municipals Portfolio
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          Michigan Municipals Portfolio
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          Minnesota Municipals Portfolio
          Mississippi Municipals Portfolio
          Missouri Municipals Portfolio

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          National Limited Maturity Municipals Portfolio
          New Jersey Municipals Portfolio
          New Jersey Limited Maturity Municipals Portfolio
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          Tennessee Municipals Portfolio
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          Worldwide Health Sciences Portfolio


Accepted and Agreed to:

INVESTORS BANK & TRUST COMPANY


By: /s/ Andrew M. Nesvet
    ---------------------------------

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